UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – January 12, 2012
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code: (267) 317-4009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                   (d)       Election of a Director

      (1)          Mr. Daniel V. Perella has been appointed as a director of the Company to fill a board vacancy. The appointment was made by the unanimous vote of the Company's Board of Directors and was effective on January 12, 2012. With the appointment of Mr. Perella, the Company has five (5) directors.  Mr. Perella has consented to be appointed to the Board of Directors.     Mr. Perella is 42 years of age. The Board of Directors has determined that Mr. Perella qualifies as an “independent” director under the criteria of the Company’s Amended and Restated Bylaws. From June 2002 to the present, Mr. Perella has been the Chief Operating Officer of IdeaStream Consumer Products, LLC., a privately owned company that develops and markets consumer products such as home and office organizational filing products and protective storage cases for such items as files, CDs, laptops and other personal items.  From May 1992 to May 2002, Mr. Perella was Executive Vice President of Sales of Manco, Inc. (now known as Shurtech and Henkel Consumer Adhesives).

     (2)        There is no arrangement or understanding between Mr. Perella and any other party in connection with Mr. Perella's appointment as a director.

     (3)         It has not yet been determined on which committees of the Company’s Board of Directors Mr. Perella will serve.

     (4)        Neither Mr. Perella nor any member of his immediate family has a direct or indirect material interest in any current or proposed transaction in which the Company was or is to be a participant, for which disclosure is required pursuant to Item 404(a) of Regulation S-K.

     (5)        There exists no plan, contract or arrangement to which Mr. Perella and the Company is a party or which has been triggered by Mr. Perella’s appointment as a director.  Mr. Perella will receive the same compensation as currently paid to other outside directors for serving on the Company's Board of Directors.  The compensation includes $1,000 per month for each month of service, $1,000 for each Board of Directors meeting attended in person, and $500 for each Board of Directors Meeting in excess of 30 minutes attended by telephone.  In the future, Mr. Perella is expected to be granted options to purchase common stock of the Company on the same basis as those granted to the other independent directors.

Item 8.01.	Other Events

A copy of a press release issued by the Company on January 18, 2012 is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

99.1     Press Release issued by Mace Security International, Inc. on January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 18, 2012	Mace Security International, Inc.
(Registrant)

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer